SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/X/ Preliminary Proxy Statement
/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           HOME STATE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/_/ Fee computed on the table below per Exchange Act Rules 14a-6(1)(d) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

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    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

Home State Holdings, Inc.
3 South Revmont Drive
Shrewsbury, New Jersey  07702


May __, 1997


Dear Fellow Stockholder:

      You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Home State Holdings, Inc., to be held on Wednesday, June 11, 1997, beginning at 9:00 a.m. local time at the Sheraton Eatontown Hotel & Conference Center, Route 35 and Industrial Way East, Eatontown, New Jersey 07724. Your Board of Directors looks forward to personally greeting those stockholders who are able to attend.

      Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage-paid return envelope.

      No matter how many shares you own, please sign, date and mail the enclosed Proxy Card in the return envelope provided. Your vote is important! Whether you plan to attend the meeting or not, please complete and return your Proxy Card as promptly as possible.

                                            Sincerely,



                                            Mark S. Vaughn
                                            President and CEO

                            HOME STATE HOLDINGS, INC.

                    Notice of Annual Meeting of Stockholders
                            To Be Held June 11, 1997

      The Annual Meeting of Stockholders of Home State Holdings, Inc. will be held at the Sheraton Eatontown Hotel & Conference Center, Route 35 & Industrial Way East, Eatontown, New Jersey 07724, on Wednesday, June 11, 1997, at 9:00 a.m. local time, for the following purposes:

           (1) To elect three Class I directors to hold office for three years and until their respective successors are elected and qualified. The Board of Directors intends to nominate as Directors the three persons identified in the accompanying Proxy Statement.

           (2) To consider and vote on a proposal to amend the Company's Certificate of Incorporation to, among other things, facilitate the election of those Directors which may be designated by the holders of the Company's Series A Preferred Stock and to give the holders of Series A Preferred Stock class voting rights on certain matters.

           (3) To consider and vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1997.

           (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed April 25, 1997 as the Record Date for determining the stockholders entitled to receive notice of and to vote at the meeting.

      STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

      PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors


                                          Michael H. Monier,
                                          Chairman of the Board and Secretary

May __, 1997
3 South Revmont Drive
Shrewsbury, New Jersey
(908) 935-2600

                            HOME STATE HOLDINGS, INC.

                                 PROXY STATEMENT

                                   May _, 1997

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Home State Holdings, Inc., 3 South Revmont Drive, Shrewsbury, New Jersey 07702 (the "Company"), of your proxy for use at the Annual Meeting of Stockholders to be held on June 11, 1997, or at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May __, 1997. The expense of the solicitation will be paid by the Company. Some officers and regular employees of the Company may solicit proxies personally and by telephone. Your proxy is revocable by written notice to the Secretary of the Company at any time prior to exercise, and it shall be suspended if you are present at the meeting and elect to vote in person.

      As of the close of business on April 25, 1997, the Record Date fixed by the Board of Directors, the Company had outstanding 5,660,000 shares of Common Stock and 10,000 shares of Series A Cumulative Voting Preferred Stock ("Series A Preferred Stock"). A majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a class, will constitute a quorum at the Meeting.

        The required vote for the election of Class I Directors (Proposal 1) is the affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Class I Directors. The required vote on the amendment of the Company's Certificate of Incorporation (Proposal 2) is the affirmative vote of a majority of the Company's outstanding Common Stock and Preferred Stock, voting together as a class. The required vote on the proposal to ratify the appointment of Coopers & Lybrand L.L.P. (Proposal 3) and any other matter that may be submitted to the stockholders is the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter submitted.

       Consistent with applicable state law and the Company's Certificate of Incorporation and By-Laws, the Company will count all shares represented by proxy or in person at the Meeting for purposes of determining a quorum. Shares represented by proxies or voted in person on ballots marked "ABSTAIN" on any proposal will be treated as shares present or represented at the Meeting for purposes of such proposal. Shares held in "street name" by brokers but not voted by such brokers, for any reason, on a particular matter (so-called "broker non-votes") will not be deemed present or represented at the Meeting for purposes of such matter, even if such shares have been properly voted by such broker, in person or by proxy, on one or more other matters brought before the Meeting. In the election of Class I Directors (Proposal 1), which requires the affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote, neither broker non-votes nor shares voted "WITHHOLD" will have the effect of a vote "AGAINST" any or all nominees for a Class I Director. With respect to the vote on the proposed amendment of the Company's Certificate of Incorporation (Proposal 2), ballots marked "ABSTAIN" and broker non-votes will both have the effect of a vote "AGAINST" such proposal. With respect to the proposal to ratify the appointment of Coopers & Lybrand L.L.P. (Proposal 3) and the vote on any other matter, ballots marked "ABSTAIN" will have the effect of a vote "AGAINST" such matter but broker non-votes will not have the effect of a vote "AGAINST" such matter.

      Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the three Director nominees listed below, FOR the proposal to amend the Certificate of Incorporation of the Company and FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1997. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other such business.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of April 18, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock and Series A Preferred Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or more than 5% of the outstanding shares of Series A Preferred Stock, based upon Schedules 13G and 13D filed by such beneficial owners with the Securities and Exchange Commission and information furnished to the Company.

                                                                         Number of
                                                                           Shares
                                                                        Beneficially          Percent of
Name and Address of Beneficial Owner            Class                      Owned                Class
------------------------------------            ------------------      ------------          ----------

Michael H. Monier                               Common                  556,950 (1)               9.8%
c/o Home State Holdings, Inc.
3 South Revmont Drive
Shrewsbury, New Jersey 07702

Edward D. Herrick                               Common                  566,725 (2)              10.0
134 North Oak Street
Telluride, Colorado 81435

Swiss Reinsurance America Corporation           Common                  700,000 (3)              11.1
237 Park Avenue                                 Series A Preferred        5,000                  50.0
New York, New York 10017

Reliance Insurance Company                      Common                  700,000 (3)              11.1
55 East 52nd Street                             Series A Preferred        5,000                  50.0
New York, New York 10055

Marvin Schwartz                                 Common                  379,000                   6.7
c/o Neuberger & Berman LLC
605 Third Avenue
New York, New York 10158

547 Partners                                    Common                  289,922                   5.1
21 East 81st Street
New York, New York 10028

Dimensional Fund Advisors, Inc.                 Common                  330,200 (4)               5.8
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

----------------------

 (1) Includes 3,750 shares subject to currently exercisable warrants held by Mr. Monier and 5,000 shares owned by Woodhaven Capital Corp. ("Woodhaven Capital"), of which Messrs. Herrick and Monier are stockholders. Does not include 24,157 shares owned by M&M Partners, L.P. ("M&M"). Mr. Monier's daughters are limited partners and Christine Tunney is the general partner of M&M. Mr. Monier disclaims beneficial ownership of the 24,157 shares owned by M&M.

 (2) Consists of 546,725 shares owned by Herrick Partners, L..P., of which Mr. Herrick is the general partner, 15,000 shares owned by Herrick Family Foundation, of which Mr. Herrick and his wife are co-trustees, and 5,000 shares owned by Woodhaven Capital.

 (3)   Consists of shares subject to currently exercisable warrants.

 (4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 330,200 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans with respect to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of April 18, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each Director and Director nominee of the Company; (ii) each executive officer named in the summary compensation table herein; and (iii) all executive officers, Directors and Director nominees as a group.


                                                    Number of
                                                     Shares
                                                  Beneficially                Percent of
Name of Beneficial Owner                             Owned                      Class
------------------------                          ------------                ----------

Mark S. Vaughn                                        25,668 (1)                   0.5%

Michael H. Monier                                    556,950 (2)                   9.8

Edward D. Herrick                                    566,725 (3)                  10.0

Robert M. Baylis                                      74,000 (4)                   1.3

Perez C. Ehrich                                        1,000                       0.0

Eric A. Reehl                                         26,168 (5)                   0.6

Henry Sopher                                               0                       0.0

Harold C. Stowe                                       15,398 (6)                   0.3

William L. Wallace, Sr. (7)                          101,711 (8)                   1.8

Benn Prybutok                                          5,500 (9)                   0.1

James M. Tennyson, Jr.                                 2,000(10)                   0.0

Robert Abidor (11)                                         0                       0.0

Kenneth E. Edwards                                     7,000(10)                   0.1

All executive officers, Directors and
Director nominees as a group (24 persons)          1,371,020(12)                  23.6

--------------------

(1) Includes 25,168 shares subject to currently exercisable stock options held by Mr. Vaughn.

(2) Includes 3,750 shares subject to currently exercisable warrants held by Mr. Monier and 5,000 shares owned by Woodhaven Capital. Does not include 24,157 shares owned by M&M, as to which Mr. Monier disclaims beneficial ownership.

(3) Consists of 546,725 shares owned by Herrick Partners, L.P., 15,000 shares owned by Herrick Family Foundation and 5,000 shares owned by Woodhaven Capital.

(4) Includes 55,000 shares subject to currently exercisable stock options held by Mr. Baylis.

(5) Includes 25,168 shares subject to currently exercisable stock options held by Mr. Reehl.

(6) Includes 3,000 shares subject to currently exercisable stock options held by Mr. Stowe and 1,000 shares held by Mr. Stowe as custodian for one of his children. Does not include 2,000 shares beneficially owned by Mr. Stowe's other children. Mr. Stowe disclaims beneficial ownership of such 2,000 shares.

(7) Mr. Wallace's profit-sharing plan owns 5,000 shares of common stock of Quaker City Holdings, which represents less than 1% of all Quaker City Holdings shares outstanding as of April 25, 1997.

(8) Includes 6,750 shares subject to currently exercisable warrants held by Mr. Wallace.

(9) Includes 5,000 shares subject to currently exercisable stock options held by Mr. Prybutok.

(10)  Consists of shares subject to currently exercisable stock options.

(11)  Mr. Abidor resigned as an officer and Director in 1996.

(12) Includes 114,736 shares subject to currently exercisable stock options, 10,500 shares subject to currently exercisable warrants and 5,000 shares owned by Woodhaven Capital.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      Under the Certificate of Incorporation and By-Laws of the Company, which provide for a "classified" Board, three Directors have been nominated for election at the Annual Meeting to serve a three-year term expiring at the annual meeting in 2000 and until their respective successors are elected and qualified. The number of Directors is currently established at nine, of which three serve as Class I Directors, three serve as Class II Directors and three serve as Class III Directors.

     Perez C. Ehrich, Eric A. Reehl and [Third Class I Director Nominee], the three nominees listed below, presently serve as Class I Directors of the Company. If any of the nominees should decline or be unable to act as a Director, the persons named in the proxy will vote in accordance with their best judgment. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

Biographical

      The following biographical information is furnished with respect to each of the three nominees for election at the Annual Meeting as Class I Directors, each of the current Class II and Class III Directors, whose terms will continue after the Annual Meeting and a Class I Director who will retire after the Annual Meeting.

    Class I Director Nominees:

      Perez C. Ehrich, age 54, became a Director of the Company in August 1993. Mr. Ehrich is a member of the Audit Committee of the Board. Mr. Ehrich has been a partner in the law firm of Dorsey & Whitney LLP since December 1995. Prior thereto, he was a partner in the law firm of Townley & Updike since 1978.

     Eric A. Reehl, age 33, has served as Executive Vice President and Chief Financial Officer and a Director of the Company since June 1996. He has also served as Assistant Treasurer and Assistant Secretary since August 1993. From March 1996 to June 1996, he served as Senior Vice President - Corporate Development. Prior to that he had served as Director of Corporate Development since August 1993. Mr. Reehl serves as a Director, Executive Vice President and Chief Financial Officer of Home State Insurance Company ("Home State"), New York Merchant Bakers Insurance Company ("Merchant Bakers"), Pinnacle Insurance Company ("Pinnacle"), Westbrook Insurance Company ("Westbrook") and Home Mutual Insurance Company of Binghamton, NY ("Home Mutual"). He also serves as Executive Vice President and Chief Financial Officer of Quaker City Insurance Company ("Quaker City"). Home State, Merchant Bakers, Pinnacle, Quaker City and Westbrook are subsidiaries of the Company. Mr. Reehl also serves as a Director (or Manager, in the case of limited liability companies) and principal officer of each of the Company's financial services subsidiaries, and as a Director and Executive Vice President of Transportation Insurance Network, Inc. ("TIN") and Transportation Insurance Agency Network, Inc. ("TIAN"), subsidiaries of the Company. From 1990 to 1993, Mr. Reehl was affiliated in various capacities with Woodhaven Investors, Inc. ("Woodhaven"), an investment management and consulting firm. From 1989 to 1990, Mr. Reehl served as Secretary, Treasurer and Director of Corporate and Portfolio Development for Consolidated Capital Equities Corporation, a real estate concern in which certain general partnership interests were purchased by Woodhaven pursuant to a plan of reorganization filed under Chapter 11 of the Bankruptcy Reform Act of 1978. Prior to 1989, Mr. Reehl was a bankruptcy and reorganization consultant with Ernst & Young, a public accounting firm.

      [Third Class I Director Nominee]

    Retiring Class I Director:

      William L. Wallace, Sr., age 73, became a Director of the Company in June 1994. Mr. Wallace has been a management consultant since 1979, specializing in strategic planning programs for manufacturing companies. Prior thereto, Mr. Wallace held executive positions with several corporations, including as a Senior Vice President of Olin Corporation.

    Class II Directors  - Term Expires 1998:

     Robert M. Baylis, age 58, has served as a Director of the Company since December 1995 and is a member of the Executive Committee of the Board. Mr. Baylis is Director of the International Forum, an executive education program of The Wharton School. Mr. Baylis served as Vice Chairman of the Board of Directors of CS First Boston from 1994 until his retirement in 1996 after a 33-year career with First Boston companies. He was based in Hong Kong as Chairman and Chief Executive Officer of CS First Boston Pacific, Inc. from March 1993 until August 1994. Prior thereto, he was Vice Chairman of the Board of Directors of First Boston Corporation from March 1992 to March 1993. Mr. Baylis also serves as a Director of Gryphon Holdings, Inc., New York Life Insurance Company and Covance, Inc.

     Edward D. Herrick, age 52, has served as a Director of the Company since its formation and is a member of the Executive and Compensation Committees of the Board. Mr. Herrick also serves as a Director of most of the Company's subsidiaries and Home Mutual. In addition, since 1986, Mr. Herrick has been Managing Director and President of Woodhaven Investors Inc., which serves as investment advisor to the Company and its subsidiaries. See "Certain Transactions." Mr. Herrick has been the President of Herrick & Co., an investment firm, since 1986. Mr. Herrick is a Director of Preferred Holdings, Inc., an insurance holding company specializing in workers compensation coverage in the States of Massachusetts, Georgia and New Hampshire. Mr. Herrick is also a Director of Mobex Communications, Inc., a wireless communication company located in Boise, Idaho.

      Mark S. Vaughn, age 49, has served as President, Chief Executive Officer, Treasurer and Vice Chairman of the Board of Directors of the Company since June 1996. He has also served as a Director since April 1995. From July 1994 to June 1996, he served as Senior Vice President - Marketing and Underwriting. He also serves as Chairman of the Board of Directors and Chief Executive Officer of Home State, Merchant Bakers, Pinnacle, Quaker City, Westbrook and Home Mutual, and as President of Home State. Mr. Vaughn also serves as a Director (or Manager, in the case of limited liability companies), President and Chief Executive Officer (in the case of corporations) of each of the Company's financial services subsidiaries, and as Chairman of the Board of Directors and Chief Executive Officer of TIN and TIAN. Mr. Vaughn began his insurance career in 1971 as a commercial underwriting and marketing representative for The Travelers Insurance Company. In 1973, he joined Torrence Insurance, Inc., an insurance agency, where he became a managing partner. In 1981, Mr. Vaughn joined Transamerica Insurance Group, and assumed increased levels of responsibility during his 13-year career there. In 1990, Mr. Vaughn was promoted to Senior Vice President and became responsible for nationwide personal lines operations for all Transamerica companies.

    Class III Directors - Term Expires 1999:

     Michael H. Monier, age 56, has served as Chairman of the Board of Directors of the Company since its formation in 1987 and as Secretary since 1993. Mr. Monier is a member of the Executive and Compensation Committees of the Board. Mr. Monier has served as a Director of most of the Company's subsidiaries and Home Mutual since the commencement of their respective affiliations with the Company and as Treasurer of Quaker City Holdings since 1990. He is also Vice President of Tower Hill, Inc., a financial services subsidiary of the Company. Since 1986, Mr. Monier has been Vice President and Secretary of Woodhaven Investors Inc., which serves as investment advisor to the Company and its subsidiaries. See "Certain Transactions." In addition, Mr. Monier has served as President of Michael Monier and Associates, an investment firm, since 1985, and he has served as Vice President and Treasurer of Landmark Management, Inc., a real estate investment firm, since 1974. From 1972 until 1991, Mr. Monier served as Managing Director of the investment firm of Samson & Monier Associates. Mr. Monier is Chairman of the Board of Directors and Chief Executive Officer of Mobex Communications, Inc. of Boise, Idaho, a wireless communications company. In addition, Mr. Monier is Chairman of the Board and a Director of Higgins Supply of McGraw, New York, a manufacturer of orthopedic stays, and is a Director of Preferred Holdings, Inc., an insurance holding company specializing in workers compensation coverage in the States of Massachusetts, Georgia and New Hampshire.

     Henry Sopher, age 41, became a Director of the Company in October 1996 when he was designated as such by Swiss Re in connection with Swiss Re's purchase of shares of Series A Preferred Stock. Since January 1996, Mr. Sopher has been the Chairman of the Board of Directors of Isis Consulting, Inc., an insurance and reinsurance consulting venture, located in New York, New York, which is an affiliate of Swiss Re. From November 1992 to January 1996, Mr. Sopher was a Director of BCS Management Inc., a consulting company, located in New York, New York. He was a Senior Manager at Deloitte & Touche in New York, New York from 1980 to 1992 and was an accountant at Neville Russell & Co. in London, England from 1977 to 1980.

      Harold C. Stowe, age 50, became a Director of the Company in 1993 and is a member of the Audit Committee of the Board. He also has served as a Director of Home State since 1991. Mr. Stowe also is the President and Chief Executive Officer of Canal Industries, Inc. ("Canal"), a private forest products company located in Conway, S.C. Mr. Stowe has been affiliated with Canal since 1990. From 1977 until 1990, Mr. Stowe was affiliated with Springs Industries, Inc., a textile company, serving in various capacities, including as Treasurer and Executive Vice President of The Springs Company, a related investment and management company.

Committees of the Board of Directors

      The Board of Directors of the Company has established the following standing committees, with current membership as noted:

      Executive Committee: When the Board is not in session, the Executive Committee has all of the power and authority of the Board, except that the Executive Committee has no authority to amend or repeal the By-Laws of the Company. The members of the Executive Committee are Messrs. Baylis, Herrick and Monier. The Executive Committee held three meetings during 1996.

      Audit Committee: The Audit Committee members are Messrs. Stowe and Ehrich, who are non-employee Directors. Its functions include to review the scope of the audit, to review with the independent auditors the Company's accounting practices and policies, to review with the independent auditors their final report, to review with independent auditors overall accounting and financial controls, and to be available to the independent auditors during the year for consultation purposes. The Audit Committee also recommends to the Board for its approval the engagement of the independent certified accountants to serve as auditors for the following year in examining the accounts of the Company. The Audit Committee met twice during 1996.

      Compensation Committee: The Compensation Committee members are Messrs. Herrick and Monier. The functions of the Compensation Committee are to review and make recommendations to the Board as regards compensation of the executive officers of the Company. The Board has also delegated to the Compensation Committee the power and authority to interpret, construe and implement the provisions of the Company's 1993 Stock Incentive Plan (the "Plan"), to administer the Plan and to recommend option grants under the Plan. The Compensation Committee met twice during 1996.

       Strategic Planning Committee: The functions of the Strategic Planning Committee, which is being formed in April 1997, will be to pursue strategic alternatives for the Company to improve its financial condition, including, without limitation, working with insurance regulatory authorities and rating agencies to maintain and improve the Company's good standing with regulatory authorities and ratings with rating agencies.

      The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the functions of such a committee.

      The Board of Directors of the Company met seven times and took action by written consent seven times during 1996. During the respective periods in which they served, each Director attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

Director Compensation

      The Company has provided for the payment of Directors' fees to members of the Board who are not salaried employees of the Company or any of its subsidiaries or affiliates and who are not members of firms or corporate entities which receive fees from the Company or any of its subsidiaries or affiliates ("non-affiliated Directors"). These payments were established in recognition of the significant time commitment and work that is attendant to being a Director and reflect the view that each Director ought to be remunerated directly or indirectly for his efforts. Payment to non-affiliated Directors has been established at the rate of $2,000 per each full calendar quarter served plus $4,000 per each full fiscal year during which such Director serves on a Committee of the Board.

      In addition, Directors are reimbursed for their out-of-pocket expenses and are eligible to receive stock options under the Plan. In August 1996, when he was elected Chairman of the Executive Committee, Mr. Baylis was granted options under the Plan to purchase 25,000 shares at an exercise price of $7.25 per share.

Compensation Committee Interlocks and Insider Participation

      Messrs. Monier and Herrick, members of the Compensation Committee, are principals of Woodhaven Investors Inc. ("Woodhaven"), which provides certain investment management and consulting services to the Company, its subsidiaries and Home Mutual, for which Woodhaven received fees of $442,816 in 1996. See "Certain Transactions." In addition, Mr. Monier received a salary of $80,000 for his services as an officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, Directors and greater-than-ten-percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based on review of the copies of such forms furnished to the Company, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, Directors and greater-than-ten-percent beneficial owners were complied with, except that initial statements of beneficial ownership of Company securities by Richard Bird, R. Scott Conant, William Hurlman, Scott Morgan, George Roberts, Henry Sopher and Richard Thomas (none of whom own any Company securities except Mr. Roberts) were filed late and a change in the form of beneficial ownership (but not the number) of Company securities owned by Edward D. Herrick was reported late on an amended annual statement of changes in beneficial ownership.

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation information for services performed in 1996, 1995 and 1994 for the Company, its subsidiaries and Home Mutual by those persons who served as the Chief Executive Officer at any time during 1996 and those persons who, at December 31, 1996, were the four other most highly compensated executive officers, each of whom earned in excess of $100,000 in salary and bonus in 1996 (the "Named Executives").

                          SUMMARY COMPENSATION TABLE(1)


                                                                                                    Long-Term
                                                                                                  Compensation
                                                          Annual Compensation                      ----------
                                              -------------------------------------------            Awards
                                                                                                   ----------
                                                                                                   Securities
                                                                                                   Underlying            Other
Name & Principal Positions                    Year             Salary             Bonus             Options         Compensation(2)
--------------------------                    ----           ----------         ---------          ----------       ---------------

Mark S. Vaughn(3)...................          1996            $200,242           $100,000                --               $7,528
    Vice Chairman of the Board of             1995            $175,193                 --                --               $5,417
    Directors, President and Chief            1994             $75,577            $40,000            20,000               $1,177
    Executive Officer of the Company,
    Chairman, Chief Executive Officer
    and Treasurer of Home State,
    Quaker City and Merchant Bakers
Eric A. Reehl.......................          1996            $165,060            $80,000                --               $5,591
    Executive Vice President and              1995            $150,068(4)              --                --               $4,821
    Chief Financial Officer of the            1994            $120,000(4)         $80,000            20,000               $3,688
    Company and each insurance
    subsidiary; Executive Vice
    President and Treasurer of TIN
    and TIAN; Chief Operating
    Officer of financial services
    subsidiaries
James M. Tennyson, Jr.(5)...........          1996            $150,141            $20,000            10,000               $5,630
    Senior Vice President -                   1995            $140,109                 --                --               $1,750
    Management Information Systems of         1994            $108,151            $10,000             5,000                 $250
    the Company
Benn Prybutok.......................          1996            $120,056            $25,000            10,000               $5,066
    Vice President - Government               1995            $110,000            $25,000                --               $4,632
    Affairs of the Company, Pinnacle          1994             $97,334            $25,000                --               $4,096
    and Westbrook; President and
    Chief Operating Officer of Quaker
    City
Robert Abidor.......................          1996            $353,333           $100,000                --              $12,437
    Former Vice Chairman of the Board         1995            $312,000(6)              --                --               $7,803
    of Directors, President and Chief         1994            $260,000(6)        $100,000                --               $3,561
    Executive Officer of the Company;
    Former Chairman, Chief Executive
    Officer and Treasurer of Home
    State, Quaker City and Merchant
    Bakers
Kenneth E. Edwards..................          1996            $140,055            $50,000                --               $4,656
    Senior Vice President - Finance           1995            $130,054                 --                --               $5,359
    of the Company; Controller                1994            $108,846            $80,000            10,000               $3,580
    of Home State, Pinnacle
    and Quaker City


------------------

(1) During the years shown in the table, there were no other annual compensation reportable or long-term incentive plan payouts to the persons shown in the table.

(2) Other compensation in 1994, 1995 and 1996 consists of 401(k) plan contributions and insurance premiums paid by the Company.

(3)  Mr. Vaughn joined the Company in July 1994.

(4) Does not include $24,000 and $15,250 distributed to Mr. Reehl as a partner of PPIM L.P. ("PPIM") in 1994 and 1995, respectively. PPIM provided various investment banking and other advisory services to Home State and Quaker City during 1994 and 1995 and earned fees for such services.

(5)  Mr. Tennyson joined the Company in April 1994.

(6) Does not include $174,292 and $103,360 distributed to Mr. Abidor as a partner of PPIM in 1994 and 1995, respectively.

Employment Agreements

       In January 1997, the Company entered into a three-year amended and restated employment agreement with Mr. Vaughn and a three-year employment agreement with Mr. Reehl. The terms of such agreements are extended automatically after each year for successive additional one-year periods unless either party notifies the other in writing that it does not wish the term to be extended. Mr. Vaughn's base annual salary is $225,000 and Mr. Reehl's base annual salary is $200,000, subject in each case to annual increases at the discretion of the Compensation Committee of the Board of Directors. In addition to base annual salary, the Compensation Committee may grant bonuses to such executives. Each executive is generally entitled to severance pay equal to
(i) three-quarters of three years' base salary upon termination due to disability; (ii) base salary for up to one year upon voluntary termination by the executive after the initial three-year period under the agreement;
(iii) base salary for the remaining term of the employment agreement upon termination constituting or resulting from a breach by the Company under the employment agreement (provided that in the event of a wrongful termination during a period when a transaction which would be a change of control (as defined in the agreement) is under consideration, the executive shall be paid an amount equal to three times his then current base salary); (iv) a lump sum severance payment equal to the greater of the initial or then current base salary for the remaining term of the agreement in the event there is a change of control and the executive terminates the agreement for good reason (as defined in the agreement); and (v) a lump sum severance payment equal to 24 months' salary at the greater of the initial or the then current base salary in the event there is a change of control and the executive terminates the agreement without good reason. Each executive has agreed not to compete with the Company in its lines of business and market area for a period of two years in the case of termination due to disability and for a period of one year in the case of voluntary termination as described in clause (ii) above. In addition, each executive has agreed not to solicit customers or agents of the Company for provision of competitive services or to interfere with the Company's relationships with customers, agents, suppliers, investors, shareholders or employees for a period of 18 months in the event there is a change of control and he terminates the agreement without good reason (which period is subject to reduction to the extent that such executive elects to receive a severance payment equal to less than 18 months of base salary). Each employment agreement also provides that the executive will be indemnified by the Company to the full extent permitted under Delaware law.

       Mr. Tennyson entered into a February 28, 1997 retention letter with the Company providing for a bonus of $38,750 if Mr. Tennyson remains employed through the closing of a financing transaction (as defined in such letter) or a change in control transaction (as defined in such letter) in 1997 and severance pay of $77,500 if his employment is terminated without cause (or if he terminates his employment for good reason, as defined in such letter) in connection with or prior to the first anniversary of a change of control transaction.

Stock Options

       The following table contains information concerning the grant of stock options made during fiscal year 1996 under the Company's 1993 Stock Incentive Plan (the "Plan") to the Named Executives:



                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants
                                 --------------------------------------------------------
                                                                                                 Potential Realizable
                                                 % of Total                                        Value at Assumed
                                  Number of       Options                                        Annual Rate of Stock
                                 Securities       Granted                                         Price Appreciation for
                                 Underlying         to          Exercise                             Option Term
                                  Options        Employees        Price        Expiration    -------------------------
Name                              Granted         in 1996        ($/Sh)          Date            5%            10%
----                             -----------     ---------       -------        --------     ----------     ----------
Mark S. Vaughn.............             0           0.0%         $   --               --     $        0     $        0
Eric A. Reehl..............             0           0.0%             --               --              0              0
James M. Tennyson, Jr......         5,000          7.75%             --         12/08/04         18,500         44,300
                                    5,000          7.75%                        12/09/06         24,350         61,750
Benn Prybutok..............         5,000          7.75%                        08/19/03         15,000         34,700
                                    5,000          7.75%                        12/08/04         18,500         44,300
Robert Abidor..............             0           0.0%             --               --              0              0
Kenneth E. Edwards.........             0           0.0%             --               --              0              0

       The following table shows the number and value of exercisable and unexercisable stock options granted under the Plan to the Named Executives. To date, no options under the Plan have been exercised.

                    AGGREGATED FISCAL YEAR END OPTION VALUES


                                                                                          Value of Unexercised
                                          Number of Securities Underlying                    In-the-Money
                                      Unexercised Options at Fiscal Year End (#)    Options at Fiscal Year End ($)(1)
 Name                                    Exercisable         Unexercisable           Exercisable        Unexercisable
 ----                                    -----------         -------------          -------------       -------------
 Mark S. Vaughn..................             8,000               12,000               $    0           $      0
 Eric A. Reehl...................            17,000               18,000                    0                  0
 James M. Tennyson, Jr...........             2,000                8,000                    0                  0
 Benn Prybutok...................             5,000                5,000                    0                  0
 Kenneth E. Edwards..............             7,000                8,000                    0                  0
 Robert Abidor...................            30,860                   --                    0                  0

-------------------------
(1) Market value of underlying securities at year end, minus the exercise price.


Repricing of Outstanding Stock Options

Compensation Committee Report on Option Repricing

       Effective as of December 9, 1996, the Compensation Committee of the Board of Directors (the "Committee"), with the approval of the Board of Directors, granted stock options to twenty employees, including options which effectively replaced options granted in 1993 or 1994 to ten of those employees, including two of the executive officers named in the Summary Compensation Table above (Messrs. Tennyson and Prybutok). The Committee took this action based on its conclusion that the prior options had ceased to serve as an effective performance incentive for the optionees due to the high exercise price of the options relative to the market price of the Common Stock. The exercise price of the options granted in 1993 and 1994 was set at $13.25 and $13.00, respectively, which was the closing sale price of the Common Stock on the date of grant. For most of the time since the date of the 1994 grants, the Common Stock has traded at prices substantially below the exercise prices of the 1993 and 1994 options. Accordingly, the Committee granted new options to certain holders of the 1993 and 1994 options, which prior options were canceled. The new options have an exercise price of $7.75, representing the closing price of the Common Stock on the date of grant.



                             COMPENSATION COMMITTEE



                   Edward D. Herrick         Michael H. Monier

Option Repricings During Last Ten Years

       The following table provides certain information concerning each repricing of an option held by any executive officer of the Company during the Company's last ten fiscal years.


                                                          Market
                                                         Price of           Exercise                    Length of Original
                                        Number of        Stock at        Price at Time                      Option Term
                                         Options          Time of         of Repricing        New        Remaining at Date
Name and                               Repriced or       Repricing             or           Exercise      of Repricing or
Principal Position            Date       Amended         Amendment         Amendment         Price           Amendment
------------------            ----       -------         ---------         ---------         -----           ---------

James M. Tennyson, Jr.      12/9/96       5,000            $7.75             $13.00          $7.75           8.0 years
Senior Vice President -
Management
Information Services

Benn Prybutok               12/9/96       5,000            $7.75             $13.25          $7.75           6.7 years
Vice President -            12/9/96       5,000            $7.75             $13.00          $7.75           8.0 years
Government Affairs

James A. Byrne, Jr.         12/9/96       5,000            $7.75             $13.25          $7.75           6.7 years
Vice President -            12/9/96       5,000            $7.75             $13.00          $7.75           8.0 years
Marketing

Vicki F. Blaich             12/9/96       2,500            $7.75             $13.25          $7.75           6.7 years
Vice President - Claims     12/9/96       5,000            $7.75             $13.00          $7.75           8.0 years

Mark R. Fradkin             12/9/96       5,000            $7.75             $13.00          $7.75           8.0 years
Vice President - Personal
Lines Underwriting

Francesco Stancati, Jr.     12/9/96       5,000            $7.75             $13.00          $7.75           8.0 years
Vice President -
Commercial Lines
Underwriting


                      REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee (hereinafter the "Committee") of the Board of Directors determines the Company's executive compensation policy and sets compensation for the Chief Executive Officer and other executive officers. The Compensation Committee is comprised of Messrs. Herrick and Monier.

       The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company's performance in an appropriate fashion in the long-term interests of the Company and its stockholders. Currently, executive compensation is comprised of salary, annual cash bonuses and long-term incentive opportunities in the form of stock options under the Company's 1993 Stock Incentive Plan.

       The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chief Executive Officer and other executive officers. While the Committee considers corporate performance measures such as premium growth, loss and expense ratios, net income, earnings per share, return on assets and return on equity, the Committee does not apply any specific quantitative formula or targets in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. For 1996, an important qualitative factor in determining incentive compensation awards to executive officers was the Committee's assessment of their contribution to improvements in managing the Company's rapidly expanded insurance operations (including underwriting, claims management, accounting and computer systems and capability), efforts to control growth in premiums to manageable levels and increase the proportion of personal auto insurance business to compensate for the soft commercial insurance market and development of the Company's insurance-related financial services group.

       In addition, the Committee reviews compensation packages reported by comparable, selected insurance companies to ensure that the Company's practices are appropriate in relation thereto.

       Compensation decisions regarding executive officers other than the Chief Executive Officer are made in consultation with the President and Chief Executive Officer of the Company.

       Base salaries for the Chief Executive Officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate reward for executive officer performance and contribution.

       The Plan authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards to executive officers (as well as Directors, other employees and consultants) of the Company and its subsidiaries. Upon the conclusion of the Company's initial public offering in August 1993 and in December 1994, December 1996, January 1997 and March 1997, executive officers of the Company were granted stock options, based upon the factors referred to above and anticipated future contributions. Certain of the options granted in December 1996 and January 1997 replaced previously granted options with a higher exercise price which were canceled at such time. See "Executive Compensation - Repricing of Outstanding Stock Options." It is the belief of the Company that such grants will aid in aligning the interests of the officers with those of the stockholders by giving such officers a direct stake in the performance of the Company.

       In 1995, bonuses were not awarded to the Company's executive officers. The Committee decided to wait until 1995 financial results were determined in the first quarter of 1996 to determine such bonuses, which were paid in 1996 and are reflected in the Summary Compensation Table above. Similarly, at the end of 1996, funds which otherwise might have been paid as executive officer bonuses were retained by the Company in light of disappointing 1996 results. In the judgment of the Committee, such funds will be better utilized by being made available for selective officer retention efforts in connection with the Company's efforts to explore options to enhance stockholder value.

       In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to chief executive officers and the four highest compensated officers unless the compensation is performance-based. The Company's compensation program currently is not of a level such that this limit would be expected to apply.

       Robert Abidor, who was President and Chief Executive Officer until his resignation from such positions on June 13, 1996, received a 1996 base salary of $412,000 until such date, pursuant to an employment agreement between Mr. Abidor and the Company. He was succeeded as President and Chief Executive Officer by Mark S. Vaughn, who was formerly Senior Vice President - Marketing and Underwriting of the Company. Mr. Vaughn's 1996 base salary of $200,000 (representing an increase of $25,000 over his 1995 base salary) was paid pursuant to an employment agreement between Mr. Vaughn and the Company. Such employment agreement was amended and restated in January 1997, at a base salary of $225,000. See "Executive Compensation - Employment Agreements."

       The Committee also approved the compensation of the Company's other executive officers for 1996, following the principles outlined in this report.


                             COMPENSATION COMMITTEE



               Edward D. Herrick                Michael H. Monier

Stock Performance Graph

       The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the Center for Research in Security Prices ("CRSP") NASDAQ Index for United States companies and the average return, weighted by market capitalization, of a peer group (the "Peer Group") of property and casualty insurance companies from August 12, 1993 (the first trading day for the Company's Common Stock) through December 31, 1996, the end of the Company's last fiscal year. The graph assumes investments of $100 on August 12, 1993 in the Company's Common Stock (at the initial public offering price), the NASDAQ CRSP Index (U.S. companies) and the Peer Group and assumes the reinvestment of dividends. The Peer Group is composed of The Commerce Group, Inc., Donegal Group Inc., Harleysville Group Inc., Merchants Group, Inc. and Selective Insurance Group, Inc.


                                Performance Graph

                   Comparison of Cumulative Total Return Among
        Home State Holdings, Inc., NASDAQ CRSP Index (U.S. Companies) and
               Selected Property and Casualty Insurance Companies



                       Cumulative Total Stockholder Return


                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:



                                          Fiscal Year Ending
                            ----------------------------------------------------
Company                      1993        1993        1994       1995       1996
-------                     ------      ------      ------     ------     ------
Home State Holdings Inc.    100.00      108.00      113.68      70.35      58.75
Peer Group                  100.00      112.11       90.80     121.04     138.33
Broad Market                100.00      105.00      102.64     145.15     178.55

                              CERTAIN TRANSACTIONS

       Woodhaven, a corporation whose principals are Messrs. Monier and Herrick, principal stockholders and Directors of the Company, provides certain investment management and consulting services to the Company, its subsidiaries and Home Mutual consisting primarily of managing the investment and reinvestment of such companies' excess funds and consulting with respect to the analysis of their cash flows. Fees paid in 1996 were $442,816. Management believes that these arrangements are no less favorable than could be obtained from other parties for services of comparable quality. These arrangements are subject to triennial review by the applicable insurance regulatory agencies.

       The law firm of Dorsey & Whitney LLP, of which Mr. Ehrich is a partner, has rendered, and expects in the future to render, legal services to the Company.

       In October 1996, the Company, Swiss Re and Reliance entered into agreements for the Company's insurance subsidiaries to continue to purchase reinsurance from Swiss Re and Reliance at commercially reasonable and actuarially sound rates and for Swiss Re and Reliance to provide certain consulting and management services to the Company. Each of Swiss Re and Reliance is paid a monthly retainer of $8,333 for such consulting and management services.

       In connection with the October 1996 purchase by Swiss Re of Series A Preferred Stock and warrants, Isis Consulting, Inc. ("Isis"), of which Mr. Sopher is Chairman and Treasurer and an affiliate of Swiss Re is a stockholder, acted as a finder for which services Isis received a fee of $100,000.


                                   PROPOSAL 2

                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

       Pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of October 4, 1996 among the Company, Swiss Re and Reliance, on October 4, 1996, each of Swiss Re and Reliance acquired for an aggregate purchase price of $5,000,000 (i) 5,000 shares of Series A Preferred Stock and (ii) warrants to purchase 700,000 shares of Common Stock at an exercise price of $9.50 per share (subject to adjustment as provided in the warrants). See "Security Ownership of Certain Beneficial Owners."

       The Securities Purchase Agreement requires the Company to present at the Annual Meeting, for a vote by the Company's stockholders, this Proposal 2 to amend the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company. The amendment (the "Amendment"), described in more detail below, would facilitate the election of those Directors which may be designated by Swiss Re and Reliance by, among other things, (i) providing for an increase in the size of the Board of Directors to not less than eight nor more than ten members, (ii) permitting class voting and (iii) permitting the removal of Directors without cause.

       The Company, Swiss Re, Reliance, Herrick Partners, L.P. (of which Mr. Herrick is general partner) and Messrs. Herrick and Monier entered into a Stockholders' Agreement (the "Stockholders' Agreement") dated as of October 4, 1996 pursuant to which, among other things, (i) Swiss Re has the right to designate an individual to serve as a Director of the Company (a "Preferred Director") for so long as Swiss Re holds shares of Series A Preferred Stock,
(ii) each of Swiss Re and Reliance has the right, upon the occurrence of a Redemption Default (as defined in the Stockholders' Agreement), to designate an individual to serve as a Director of the Company (each, a "Default Director"),
(iii) the parties to the Stockholders' Agreement have agreed to vote in favor of the election of any individual so designated by Swiss Re or Reliance, and
(iv) the parties have agreed to vote in favor of the Amendment.

       Prior to the execution of the Securities Purchase Agreement, and as a condition to the closing thereunder, the Board of Directors of the Company amended the By-Laws to increase the size of the Board of Directors from seven to no less than eight and to no more than ten, as set by resolution of the Board of Directors from time to time. Prior to the closing of purchase of Series A Preferred Stock by Swiss Re and Reliance, the Board of Directors fixed the size of the Board at nine. Upon the closing of the purchase of Series A Preferred Stock, Mr. Sopher, who was designated by Swiss Re as a Preferred Director, was appointed by the Board of Directors as a Class III Director to fill a vacancy on the Board of Directors.

       Pursuant to a March 31, 1997 letter agreement among the Company, Swiss Re and Reliance waiving a breach of a covenant in the Securities Purchase Agreement requiring the Company to maintain a minimum ratio of "net written premiums" to "statutory surplus" as of December 31, 1996, the Company agreed to elect an additional Director acceptable to Swiss Re and Reliance and to form a Strategic Planning Committee, to be chaired by such new Director. See "Proposal 1 - Election of Directors."

       A description of the proposed Amendment follows. This description is qualified in its entirety by reference to the Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designations"), as proposed to be amended, attached to this Proxy Statement as Appendices A and B, respectively.

       The Amendment would amend the Certificate of Incorporation to provide that (i) class voting (which currently is prohibited by the Certificate of Incorporation) be permitted for shares of capital stock of the Corporation,
(ii) Directors be subject to removal with or without cause, (iii) the following proviso relating to series of preferred stock contained in Section 4.8(b)(vi) of Article Four be deleted in its entirety: "provided, however, that such series, if a voting series, shall be entitled to no more than one vote per share and shall not be entitled to vote as a class on any matter except so specifically required by law;" (iv) the second sentence of Section 4.2 of Article Four (which sentence provides that the Common Stock and other voting stock vote together as a class) be deleted in its entirety; (v) the word "shall" contained in the last sentence of Section 6.1(a) of Article Six (which sentence provides that vacancies in the Board of Directors not filled by the Board shall be filled by stockholders at the next annual meeting) be deleted and replaced with the word "may"; (vi) the number of members of the Board of Directors be set at not less than eight and no more than ten (rather than not less than seven or more than nine); and (vii) the Certificate of Designations designating the Series A Preferred Stock, which is deemed to constitute a portion of the Certificate of Incorporation, be amended and restated in its entirety to read as set forth in the form of Appendix B to this Proxy Statement.

       The amendment and restatement of the Certificate of Designations included in the Amendment would (i) delete Section 1(c) of the Certificate of Designations which currently entitles holders of Series A Preferred Stock to one vote per share with respect to each matter submitted to a stockholder vote and
(ii) revise Section 3 thereof to provide that the Series A Preferred Stock shall have no voting rights except as provided in revised Section 3 or required by law. Under revised Section 3, the holders of a majority of the Series A Preferred Stock, voting as a class, would be entitled to elect a Preferred Director. In addition, upon the occurrence of a Redemption Default (as defined in the Certificate of Designations), the size of the Board of Directors would be increased by two, and during the occurrence thereof the holders of a majority of the Series A Preferred Stock, voting as a class, would be entitled to elect two Default Directors. Section 3, as revised, would also give holders of 20% of the Series A Preferred Stock the right to call a special meeting of Series A Preferred Stockholders to elect the Preferred Director or the Default Directors and give holders of a majority of the then outstanding Series A Preferred Stock the right to remove a Preferred Director or a Default Director. Any resulting vacancy would be filled in the manner provided in Section 3 for the election of the Preferred Director or a Default Director, as the case may be. Furthermore,
Section 3 of the Certificate of Designations, as amended and restated, would require the affirmative vote or consent of more than 85% of the outstanding Series A Preferred Stock, voting separately as a class, to permit the taking of certain actions defined as "Fundamental Changes", including the creation, authorization, issuance or sale of certain securities, amendments to the Certificate of Incorporation or By-laws which would alter, change or affect adversely the powers, rights, privileges or preferences of the holders of Series A Preferred Stock or a change in the size of the Board of Directors, except as permitted in the Stockholders' Agreement.

       The parties to the Stockholders Agreement have agreed to vote an aggregate of 1,134,925 shares of stock, representing 19.8% of the aggregate outstanding shares of Common Stock and Series A Voting Preferred Stock, in favor of Proposal 2.

       The Amendment may make it more difficult for the Company to take certain actions which the Board of Directors may deem to be in the best interests of the Company in the future, as the affirmative vote or consent of holders of 85% of the then outstanding shares of Series A Preferred Stock would be required to approve Fundamental Changes, including the creation, authorization or issuance of certain securities. The Securities Purchase Agreement, the Stockholders' Agreement and the terms of the Amendment, were negotiated and agreed to by the Company and the Series A Preferred Stockholders. The Board of Directors determined that the issuance of the Series A Preferred Stock (the proceeds of which were used to contribute capital and surplus to Merchant Bakers to maintain regulatory prescribed surplus and leverage ratios), and the terms and conditions negotiated in connection therewith, including the Amendment, are in the best interests of the Company. Accordingly, the Board of Directors of the Company has unanimously approved the Amendment and recommends the adoption of the Amendment by the stockholders of the Company.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

       The Company's independent auditors for the fiscal year ended December 31, 1996 were Coopers & Lybrand L.L.P. Upon the recommendation of the Audit Committee, the Company's Board of Directors has re-appointed Coopers & Lybrand L.L.P. to continue as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
           RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.
            AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL
                         YEAR ENDING DECEMBER 31, 1997.


                      ANNUAL REPORT AND FINANCIAL STATEMENT

       The Annual Report of the Company for the fiscal year ended December 31, 1996, which includes its audited financial statements for the year, accompanies this Proxy Statement.


                              STOCKHOLDER PROPOSALS

       To be considered for inclusion in the Company's proxy statement in connection with the 1998 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, no later than January __, 1998. Any stockholder proposal submitted to the Company will be subject to SEC Rule 14a-8 under the Securities Exchange Act of 1934.


                                  OTHER MATTERS

       The Board of Directors knows of no other matters which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HOME STATE HOLDINGS, INC.



                                   ARTICLE ONE

         The name of the corporation is:

         Home State Holdings, Inc. (the "Corporation").

         The Corporation's certificate of incorporation was originally filed with the Delaware Secretary of State on June 30, 1987.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is Suite L-100, 32 Loockerman Square, Dover, County of Kent, Delaware 19901. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended.

                                  ARTICLE FOUR

         Section 4.1 Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is TEN MILLION ONE HUNDRED THOUSAND (10,100,000) shares, of which TEN MILLION (10,000,000) shall be share of common stock, par value $.01 per share (the "Common Stock") and ONE HUNDRED THOUSAND (100,000) shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         Effective upon the filing of this Amended and Restated Certificate of Incorporation, all presently issued and outstanding shares of stock of the Corporation automatically will be converted into shares of Common Stock as follows: (i) each share of Class A voting common stock, without par value, currently issued and outstanding will become 3.62407536 shares of Common Stock;
(ii) each share of Class B non-voting common stock, par value $.01 per share, currently issued and outstanding will become 3.62407536 shares of Common Stock; and (iii) each share of cumulative, non-redeemable preferred stock, par value $10.00 per share, currently issued and outstanding will become .45300942 shares of Common Stock, with an aggregate stated capital for all shares of Common Stock resulting therefrom of $40,500. The Corporation shall pay cash, in lieu of issuing fractional shares of Common Stock, based upon the initial public offering price of the Common Stock.


         Section 4.2 Voting Rights. Except as otherwise required by law, on all matters to be voted on by the Corporation's stockholders, the Common Stock will be entitled to one vote per share. Class voting shall be permitted to the extent provided in the Certificate of Incorporation or in any resolution or resolutions providing for the issue of a series of Preferred Stock.


         Section 4.3 Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, each holder of Common Stock will be entitled to participate in such dividends ratably on a per share basis.

         Section 4.4 Liquidation. The holders of the Common Stock will be entitled to share ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

         Section 4.5 Registration of Transfer. The Corporation or its transfer agent will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration and transfer of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         Section 4.6 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 4.7 Notices. All notices referred to in this Amended and Restated Certificate of Incorporation shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when received by the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

         Section 4.8 Preferred Stock. (a) Subject to the limitations on voting rights, convertibility and liquidations value set forth in subsection 4.8(b) below, the shares of Preferred Stock of the Corporation may be issued form time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this ARTICLE FOUR and to the limitations prescribed by the Delaware General Corporation Law, as amended, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of fixing of the following:

               (i) The designation of such series;

               (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

               (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

               (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

               (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;


               (vi) The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise and the extent, if any, to which the holders of shares of such series shall be entitled to vote as a class.


               (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

               (viii) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

         Section 4.9 Amendment and Waiver. No amendment or waiver of any provision of this ARTICLE FOUR will be effective without prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

         Section 6.1 Management. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The number of directors of the Corporation shall be at least eight but not more than ten as from time to time shall be fixed by, or in the manner provided in, the by-laws. The directors shall be classified with respect to their tenure of office into three classes as equal in number as possible in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide. Directors shall be subject to removal with or without cause. Vacancies on the Board of Directors and newly created directorships may be filled by the Board of Directors in accordance with the Delaware General Corporation Law, as amended. In the event that such a vacancy is not filled by the Board of Directors, the vacancy or vacancies may be filled by the stockholders at the next annual meeting of stockholders.


         (b) The Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

         (c) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statues of the State of Delaware, of this Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                                  ARTICLE SEVEN

         Section 7.1 Indemnification. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, indemnify all directors and officers of the Corporation whom it may indemnify pursuant thereto.

                                  ARTICLE EIGHT

         Section 8.1 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation and this Amended and Restated Certificate of Incorporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the

Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

         Section 8.2 Special Meetings of Stockholders; Voting. Special meetings of the stockholders of the Corporation may be called by the Board of Directors, such person or persons as may be authorized to call a special meeting by the Corporation's by-laws, or by the holders of 15% of the shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Shares"). The holders of a majority of Voting Shares shall constitute a quorum at all meetings of stockholders. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the Voting Shares present in person or represented and entitled to vote shall decide any question brought before the meeting, except as otherwise provided by law or the provisions of ARTICLE FOUR. All Voting Shares shall be entitled to one vote per share on any matter submitted to a vote of stockholders, except as otherwise provided by provisions of ARTICLE FOUR. All proxies, ballots, votes and tabulations that identify the particular vote of holders of Voting Shares shall be confidential and shall not be disclosed except (a) to independent election inspectors appointed by the Corporation, who shall not be directors, officers, or employees of the Corporation, (b) as required by law, or (c) when expressly requested by the voting stockholder.

         Section 8.3 Action By Stockholders In Lieu of A Meeting. Any action required by the Delaware General Corporation Law, as amended, to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and shall be delivered to the Corporation by delivery to its registered office in Delaware, the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Section 8.4 Certain Actions Requiring Stockholder Approval. Unless a Fundamental Transaction (which term, for purposes of this Amended and Restated Certificate of Incorporation, shall mean the sale, lease or exchange of all or substantially all of the assets of the Corporation, or a merger or consolidation or similar transaction on which Voting Shares are entitled to vote) has been approved by a two-thirds vote of the entire Board of Directors, it shall require the affirmative vote of two-thirds of the Voting Shares, voting as a class.

         Section 8.5 Classes of Stock. Except as provided in ARTICLE FOUR, the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof in respect of any class or classes of stock and any series of any class of stock of the Corporation shall be set forth in an amendment to this Amended and Restated Certificate of Incorporation of the Corporation.

         Section 8.6 Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, the number of such shares which are sufficient for issuance upon exercise of any then outstanding warrant, option or similar right to receive or acquire any class of Common Stock.

         Section 8.7 Section 203 Not Applicable. The Corporation will not be governed by Section 203 of the Delaware General Corporation Law, as amended.

                                  ARTICLE NINE

         Section 9.1 Limits on Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provide that the foregoing shall not limit the liability of a direct (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payment of a dividend or an unlawful stock purchase or redemption under
Section 174 of the Delaware General Corporation Law, as amended from time to time, except as may be permitted by said Section 174, or (d) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE TEN

         Section 10.1 Miscellaneous. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                      APPENDIX B




                              AMENDED AND RESTATED
               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS


                                       OF

                   SERIES A CUMULATIVE VOTING PREFERRED STOCK
                           ($0.01 PAR VALUE PER SHARE)

                                       OF

                            HOME STATE HOLDINGS, INC.



                        Pursuant to Section 151(g) of the
                         General Corporation Law of the
                                State of Delaware




         We, Mark Vaughn, President, and Eric A. Reehl, Assistant Secretary, of HOME STATE HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,


         DO HEREBY CERTIFY:

         FIRST: The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation authorizes the issuance of 100,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), in one or more series, and further authorizes the Board of Directors to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Certificate of Incorporation and to determine with respect to each such series, the voting powers, full or limited, if any, and the designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions appertaining thereto.

         SECOND: A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Executive Committee of the Board of Directors pursuant to authority granted to it by the Board of Directors pursuant to authority expressly conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

         RESOLVED: that the Board of Directors, pursuant to authority expressly vested in it by ARTICLE FOUR of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of Home State Holdings, Inc. (the "Corporation"), hereby authorizes the issuance of a series of cumulative voting preferred stock ("Cumulative Voting Preferred Stock") of the Corporation and hereby establishes the voting powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as "this resolution" or "this Certificate of Designations", is to be filed as part of a Certificate of Designations under Section 151(g) of the General Corporation Law of the State of Delaware):

         1. General.

         (a) Designation and Number. The designation of Cumulative Preferred Stock created by this resolution shall be Series A Cumulative Voting Preferred Stock, $0.01 par value per share, of the Corporation (the "Series A Preferred Stock"), and the number of shares of Series A Preferred Stock which the Corporation shall be authorized to issue shall be 25,000 shares.

         (b) Priority. The Series A Preferred Stock shall rank prior to the Common Stock (as hereinafter defined) and to all other capital stock of the Corporation now or hereafter authorized or issued (the Common Stock and any such other capital stock collectively may be referred to herein as the "Junior Stock"), in each case as to dividends and upon liquidation, dissolution or winding up.



         2. Certain Definitions.

         (a) For purposes of this Certificate of Designations, the following terms shall have the meanings indicated below:

               "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Board of Directors" means the Board of Directors of the Corporation.

               "Call Redemption Price" has the meaning set forth in Section 7(a) hereof.


               "Class Voting Period" has the meaning set forth in Section 3(c) hereof.


               "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

               "Common Stock" means the Corporation's Common Stock, as presently authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

               "Default Director" has the meaning set forth in the Stockholders' Agreement.

               "Dividend Reference Date" has the meaning set forth in Section 4(d) hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended, and the rules, regulations and interpretations thereunder.

               "Full Cumulative Dividends" means as of any date the amount of accumulated, accrued and unpaid dividends payable on each share of Series A Preferred Stock as provided by Section 4 hereof, whether or not earned or declared and whether or not there shall be funds legally available for the payment thereof, and in all cases, the term "Full Cumulative Dividends" shall include all accumulated, accrued and unpaid dividends owing with respect to any period or Dividend Reference Date prior to the date on which the amount of Full Cumulative Dividends is determined.

               "Fundamental Change" has the meaning set forth in Section 9 hereof.

               "Gulkin Transaction" has the meaning set forth in the Purchase Agreement.

               "Insurance Company" has the meaning set forth in the Purchase Agreement.

               "Investment" has the meaning set forth in the Purchase Agreement.

               "Junior Preferred Stock" means any Preferred Stock to which the Series A Preferred Stock ranks prior, in each case, as to dividends, or upon liquidation, dissolution or winding up. All Preferred Stock of the Corporation other than the Series A Preferred Stock shall be Junior Preferred Stock.

               "Junior Stock" has the meaning set forth in Section 1(b) hereof.

               "Mandatory Redemption Date" has the meaning set forth in Section 6(a) hereof.

               "Mandatory Redemption Price" has the meaning set forth in Section 6(a) hereof.

               "Material Adverse Effect" has the meaning set forth in the Purchase Agreement.

               "Non-Compliance Event" means any of the following:

                    (a) the failure by the Corporation to redeem shares of
               Series A Preferred Stock in accordance with the provisions of
               Section 6(a) or 6(b) hereof for any reason, and such failure in such redemption of such shares shall have continued for at least fifteen (15) days; or

                    (b) the failure by the Corporation to pay Full Cumulative
               Dividends on each share of Series A Preferred Stock on any two
               (2) consecutive Dividend Reference Dates.

          "Non-Payment Notice" has the meaning set forth in Section 6(e) hereof.

          "Optional Redemption Price" has the meaning set forth in Section 6(b) hereof.

          "Other Transaction Document" has the meaning set forth in the Purchase Agreement.

          "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Preferred Director" has the meaning set forth in the Stockholders' Agreement.

          "Preferred Liquidation Value" has the meaning set forth in Section 5(a) hereof.

          "Premium Redemption Price" has the meaning set forth in Section 6(a) hereof.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of October 4, 1996 by and among the Corporation and the Purchasers named therein (as from time to time assigned, supplemented or amended or as the terms thereof may be waived).

          "Redemption Default" has the meaning set forth in Section 6(e) hereof.

          "Redemption Event" means any of the following:

         (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act), together with any affiliates or associates of any thereof (within the meaning of Rule 12b-2 under the Exchange Act) (other than any holder of Series A Preferred Stock or Warrants or Herrick Partners, L.P. and Michael H. Monier) shall at any time beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) a percentage of the total voting power of the Common Stock of the Corporation which is equal to or greater than twenty percent (20%); or

         (b) except in connection with the Gulkin Transaction (provided that aggregate Investments and Restricted Payments in connection therewith do not exceed $2,100,000), the sale, lease, transfer, exchange, conveyance or other disposition (whether through voluntary liquidation, dissolution, winding-up or otherwise) of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries in a single transaction or series of related transactions to any Person (other than the Corporation or a wholly owned Subsidiary of the Corporation), or the consolidation or merger of the Corporation or any Subsidiary with or into any other Person (other than with or into the Corporation or a wholly owned Subsidiary of the Corporation) or the sale, transfer or other disposition of any capital stock of any Subsidiary (other than to the Corporation or another wholly owned Subsidiary of the Corporation); or

         (c) the Corporation (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, or (ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) makes a general assignment for the benefit of creditors, or (iv) fails generally, or admits in writing its inability, to pay its debts as they become due, or (v) takes any corporate action to authorize any of the foregoing; or

         (d) the commencement of an involuntary case or other proceeding against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding remains undismissed or unstayed for a period of sixty (60) days, or the entry of an order for relief against the Corporation under the federal bankruptcy laws or any other similar law now or hereafter in effect; or

         (e) the acquisition by the Corporation of the Common Stock (or any corporate reorganization or recapitalization or other action) if the effect of such acquisition (or other action) would be either (i) to reduce substantially or to eliminate the primary public market for the shares of the Common Stock or
(ii) to remove the Corporation from registration with the Commission under the Exchange Act or (iii) to require the Corporation to make a filing under Section 13(e) of the Exchange Act or (iv) to cause a delisting of the Common Stock from the Nasdaq National Market (unless such stock is delisted as a result of being listed on a national securities exchange) or (v) if any shares of the Corporation's common stock is at any time listed on a national exchange, causing a delisting of such stock from such exchange; or

         (f) at any time, a majority of the members of the Board of Directors (other than members designated by the holders of Series A Preferred Stock) are persons other than persons each of whom was both (i) nominated as a director for his or her then current term by the Board of Directors and was recommended by the Board of Directors to the Corporation's shareholders for election as a member of the Board of Directors and (ii) a member of the Board of Directors for at least one (1) year prior to such term (except that a person chosen by the Board of Directors as a successor to a director who died in office, resigned from the Board of Directors because of a disability, or retired, shall be deemed to have satisfied this clause (ii)); or

         (g) the prepayment or making of an unscheduled repayment, in part or in full, of the Subordinated Notes; or

         (h) except as otherwise permitted in Section 6 of the Stockholders' Agreement, Herrick Partners, L.P., a Delaware limited partnership, ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 477,467 shares, or Michael H. Monier ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 465,970 shares, of the outstanding Common Stock of the Corporation for any reason; provided, that such number of shares shall be increased or decreased, as appropriate, for any stock dividends, subdivision of outstanding shares, combination of outstanding shares or reclassification of shares; or

         (i) the failure by the Corporation to pay Full Cumulative Dividends on each share of Series A Preferred Stock on six (6) consecutive Dividend Reference Dates; or

         (j) the authorization, approval or occurrence of any Fundamental Change; or

         (k) the failure to elect any Preferred Director or Default Director pursuant to the Stockholders' Agreement, or the removal of any such director other than as provided in the Stockholders' Agreement; or

         (l) at any time the Corporation (i) fails to preserve and keep (and cause each Subsidiary to preserve and keep) in full force and effect its existence and the rights and franchises material to the business of the Corporation and the Subsidiaries taken as a whole, or the Corporation or any Subsidiary individually, (ii) materially changes the nature or character of its business activities as a holding company for companies organized as insurance companies that primarily and predominantly engage in writing insurance or reinsuring risks underwritten by insurance companies ("Insurance Companies") and companies in the business of providing premium finance, reinsurance brokerage and insurance management services to Insurance Companies, (iii) permits any Subsidiary which is an Insurance Company to change materially the nature of its business from that of an Insurance Company, or (iv) permits any Subsidiary which is not an Insurance Company to engage in any business other than the business of providing premium finance, reinsurance brokerage and insurance management services to Insurance Companies; or

         (m) the failure by the Corporation to perform (i) the covenants set forth in Section 9.1 of the Purchase Agreement or (ii) any covenant or agreement contained in the Purchase Agreement or any Other Transaction Document (except as may be waived if permitted thereunder), other than the covenants or agreements contained in the Reliance Reinsurance Agreement, the Swiss Re Reinsurance Binders or the Swiss Re Letter Agreement, or the breach by, or default of, the Corporation (or any of its affiliates) under the Purchase Agreement or any Other Transaction Document; provided that any such failure, breach or default described in clause (ii) hereof would have a Material Adverse Effect; or


         (n) (i) at any time, the Corporation or any Insurance Subsidiary (x) fails to perform, breaches or causes a default under, any of its covenants, agreements or obligations under the Reliance Reinsurance Agreement and such failure to perform, breach or default shall continue for a period of ten (10) days following written notice thereof to the Corporation from Reliance or (y) challenges the validity or enforceability of the Reliance Reinsurance Agreement or (ii) at any time, the Reliance Reinsurance Agreement shall be judicially determined to be invalid or unenforceable; provided that only the parties to the Reliance Reinsurance Agreements (other than the Corporation or any Subsidiary thereof) may exercise a right of redemption under Section 6(b) hereof with respect to this clause (n); or

         (o) (i) at any time, the Corporation or any Insurance Subsidiary (x) fails to perform, breaches or causes a default under, any of its covenants, agreements or obligations under the Swiss Re Reinsurance Binders or the Swiss Re Letter Agreement and such failure to perform, breach or default shall continue for a period of ten (10) days following written notice thereof to the Corporation from Swiss Re or (y) challenges the validity or enforceability of the Swiss Re Reinsurance Binders or the Swiss Re Letter Agreement or (ii) at any time, the Swiss Re Reinsurance Binders or the Swiss Re Letter Agreement shall be judicially determined to be invalid or unenforceable; provided that only the parties to the Swiss Re Reinsurance Binders or the Swiss Re Letter Agreements (other than the Corporation or any Subsidiary thereof) may exercise a right of redemption under Section 6(b) hereof with respect to this clause (o); or


         (p) any amendment of the Corporation's Certificate of Incorporation or By-Laws, or any action by the stockholders of the Corporation or the Board of Directors, that would have the effect of rendering those provisions of the amendment effected pursuant to Section 8.15 of the Purchase Agreement intended to secure the rights, privileges and preferences of the holders of Series A Preferred Stock inoperative or ineffective, or otherwise adversely affect such rights, privileges and preferences included in the amendment contemplated by Section 8.15 of the Purchase Agreement; or

         (q) the failure by the Corporation to make any redemption of Series A Preferred Stock pursuant to Section 6(a) hereof.

          "Reliance Reinsurance Agreement" has the meaning set forth in the Purchase Agreement.

          "Reliance" means Reliance Insurance Company, a Pennsylvania corporation.

          "Restricted Payments" has the meaning set forth in the Purchase Agreement.

          "Securities Act" means the Securities Act of 1933, as from time to time amended, and the rules, regulations and interpretations thereunder.

          "Stockholders' Agreement" means the Stockholders' Agreement dated as of October 4, 1996 by and among the Corporation, Swiss Re, Reliance and the Edward D. Herrick and Michael H. Monier of the Corporation (as from time to time assigned, supplemented or amended or as the terms thereof may be waived).

          "Subordinated Notes" means the 11.50% Subordinated Notes due October 3, 2004 issued by the Corporation pursuant to a Purchase Agreement dated October 3, 1994 among the Corporation and the Investors listed therein.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition "control", with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Swiss Re" means Swiss Reinsurance America Corporation, a New York corporation.

          "Swiss Re Reinsurance Binders" has the meaning set forth in the Purchase Agreement.

          "Swiss Re Letter Agreement" has the meaning set forth in the Purchase Agreement.

          "Warrants" means, the Corporation's Class A Warrants to purchase the Common Stock of the Corporation represented by Class A Warrant Certificates (as from time to time assigned, supplemented or amended) issued pursuant to the Purchase Agreement.

         (b) The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision.

         (c) References herein to the Certificate of Incorporation include such Certificate as amended by this Certificate of Designations.

         3. Voting Rights.


         (a) No Voting Rights Generally. Except as otherwise provided herein or as otherwise provided by law, each share of Series A Preferred Stock shall have no voting rights.

         (b) Preferred Director. The holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, by the affirmative vote in person or by proxy at a special meeting of stockholders called for such purpose (or at any adjournment thereof) by holders of at least twenty percent (20%) of the then outstanding shares of Series A Preferred Stock or at any annual meeting of stockholders, or by written consent delivered to the Secretary of the Corporation, with the holders of such Series A Preferred Stock voting as a class and with each such share of Series A Preferred Stock having one (1) vote, shall be entitled, as a class, to the exclusion of the holders of Common Stock or any other classes or series of capital stock of the Corporation, to elect one (1) director to the Board of Directors of the Corporation (such director referred to herein as the "Preferred Director"). The term of any such Preferred Director shall expire at such time when all of the shares of Series A Preferred Stock have been redeemed (or otherwise surrendered or canceled).

         (c) Default Director.

          (i) In addition to the rights set forth in Section 3(b) hereof, upon the occurrence of a Redemption Default, the size of the Board of Directors of the Corporation shall be increased by two (2) and during the period (hereinafter in this Section 3(c) called the "Class Voting Period") commencing upon the occurrence of any such Redemption Default and ending at such time upon which no Redemption Default shall continue, the holders of more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock, by the affirmative vote in person or by proxy at a special meeting of stockholders called for such purpose (or at any adjournment thereof) by holders of at least twenty percent (20%) of the then outstanding shares of Series A Preferred Stock or at any annual meeting of stockholders, or by written consent delivered to the Secretary of the Corporation, with the holders of such Series A Preferred Stock voting as a class and with each such share of Series A Preferred Stock having one vote, shall be entitled, as a class, to the exclusion of the holders of all other classes or series of capital stock of the Corporation, to elect such two
     (2) directors to the Board of Directors of the Corporation (each such director referred to herein as a "Default Director").

          (ii) At the end of the Class Voting Period, the holders of Series A Preferred Stock shall be automatically divested of all voting power vested in them under this Section 3(c) except as herein or by law expressly provided, subject always to the subsequent vesting hereunder of such voting power in the holders of Series A Preferred Stock upon the occurrence of any subsequent Redemption Default. The term of each Default Director shall expire at the end of the Class Voting Period and the size of the Board of Directors shall be reduced accordingly.

         (d) Special Meetings. If necessary to call a special meeting of stockholders for the purpose of electing or removing any Preferred Director or Default Director, and if such right shall not already have been initially exercised by the holders of Series A Preferred Stock, an officer of the Corporation shall, upon the written request of at least twenty percent (20%) of the holders of record of shares of the Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of the Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or if none, at a place designated in New

York, New York by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least twenty percent (20%) of the shares of Series A Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place in New York, New York designated by the person selected to call the meeting. Any holder of shares of Series A Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.

         (e) Removal of Preferred Director and Default Director. Any Preferred Director or Default Director may be removed at any time, by the vote of the holders of more than fifty percent (50%) of all of the then outstanding shares of Series A Preferred Stock, voting as a separate class in person or by proxy at a special meeting of stockholders called for such purpose (or at any adjournment thereof) by holders of at least twenty percent (20%) of the outstanding shares of Series A Preferred Stock or at any annual meeting of stockholders, or by written consent delivered to the Secretary of the Corporation, and no Preferred Director or Default Director may be removed at any time without the affirmative vote or consent of the holders of more than fifty percent (50%) of all of the outstanding shares of Series A Preferred Stock. Any vacancy created by the removal, death or resignation of a Preferred Director or a Default Director may be filled by the holders of more than fifty percent (50%) of all of the outstanding shares of Series A Preferred Stock by vote in person or by proxy at a special meeting of stockholders of the Corporation called for such purpose by holders of at least twenty percent (20%) of the outstanding shares of Series A Preferred Stock, or at any annual meeting, or by written consent delivered to the Secretary of the Corporation.

         (f) Consent Required. So long as any shares of the Series A Preferred Stock remain outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of more than eighty-five percent (85%) of all of the shares of Series A Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy either in writing (as may be permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Corporation:

          (i) create, authorize, issue or sell (i) any class or series of capital stock ranking prior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up or
     (ii) any rights, options or other securities convertible, exercisable or exchangeable for or into, or having rights to purchase, any shares of capital stock described in clause (i) hereof; or

          (ii) amend the Certificate of Incorporation or By-laws of the Corporation, or in any other manner alter or change the powers, rights, privileges or preferences of the Series A Preferred Stock, if such amendment or action would alter, change or affect adversely the powers, rights, privileges or preferences of the holders of the Series A Preferred Stock; or

          (iii) increase the number of shares of Series A Preferred Stock authorized for issuance; or

          (iv) change the size of the Board of Directors, except as permitted under the Stockholders' Agreement; or

          (v) at any time after September 30, 1996, issue any shares of Series A Preferred Stock, except (i) issuances specifically permitted by Section 11 or Section 9.13 of the Purchase Agreement, or (ii) issuances of share certificates upon transfers or exchanges of shares by holders (other than the Corporation) or in replacement of lost, stolen, damaged or mutilated share certificates;

(each of the actions set forth in the preceding clauses (i)-(v) of this Section 3(g), a "Fundamental Change").


         4. Dividend Rights.

         (a) General Dividend Obligations. The Corporation shall pay, when and as declared by the Board of Directors, to the holders of the Series A Preferred Stock, out of the assets of the Corporation legally available therefor, cash dividends at the times, in the amounts and with such priorities as are provided for in this Section 4.

         (b) Accrual of Dividends. Dividends on each share of Series A Preferred Stock shall accrue cumulatively on a daily basis, at the rate and in the manner prescribed herein, from and including the date of issuance of such share of

Series A Preferred Stock to and including the date on which the redemption of such share of Series A Preferred Stock shall have been effected or on which full payment with respect to such share shall have been made pursuant to any liquidation, dissolution or winding-up of the Corporation. The date on which the Corporation shall initially issue any share of Series A Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series A Preferred Stock shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock (whether by reason of transfer of such share of Series A Preferred Stock or for any other reason).

         (c) Dividend Rates. Dividends shall accrue cumulatively on each share of Series A Preferred Stock from and including the date of issuance at a rate per annum equal to $75 per share calculated on the basis of a 360 day year (i.e., $0.2084 per day) and be paid for the actual number of days elapsed in a year; provided, however, that from and after the occurrence of a Non- Compliance Event (for so long as a Non-Compliance Event shall be continuing), dividends shall accrue cumulatively on each share at a rate per annum equal to $85 per share calculated on the basis of a 360 day year (i.e., $0.2361 per day) and be paid for the actual number of days elapsed in a year and; provided, however, that if at any time there shall be more than one Non-Compliance Event which shall have occurred, then for so long as at least two Non-Compliance Events shall be concurrently continuing, then dividends shall accrue cumulatively on each share at a rate per annum equal to $95 per share calculated on the basis of a 360 day year (i.e., $0.2639 per day) and be paid for the actual number of days elapsed in a year.

         (d) Payment Dates. Full Cumulative Dividends on each share of Series A Preferred Stock shall be payable quarterly on the last day of each March, June, September and December or, if any such day is not a Business Day, the immediately succeeding Business Day (each, a "Dividend Reference Date"), commencing on December 31, 1996. The first Dividend Reference Date shall be December 31, 1996 (on which date dividends accrued from and including the date of issuance through and including such Dividend Reference Date shall be payable). An amount equal to the Full Cumulative Dividends also shall be payable, in satisfaction of such dividend obligation, upon liquidation as provided under Section 5 hereof, and upon redemption as provided under Section 6 hereof. The record date for the payment of dividends on the Series A Preferred Stock shall in no event be more than sixty (60) nor less then fifteen (15) days prior to a Dividend Reference Date.

         (e) Amounts Payable. The amount of dividends payable on each share of Series A Preferred Stock on each Dividend Reference Date shall be the Full Cumulative Dividends which are unpaid through and including such Dividend Reference Date. Dividends which are not paid for any reason whatsoever on a

Dividend Reference Date shall cumulate until paid and shall be payable on the next Dividend Reference Date on which payment can lawfully be made (or upon liquidation or redemption as provided herein). Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding Dividend Reference Date shall, in lieu of receiving such dividend payment on the Dividend Reference Date fixed therefor, receive an amount equal to the Full Cumulative Dividends payable with respect to such shares on the date fixed for redemption. If for whatever reason all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 5 on a distribution date or all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 6 on a redemption date (other than because of a failure by the holder thereof to tender such shares for payment on such date), then, notwithstanding any other provision hereof, dividends shall continue to accumulate on such outstanding shares (at the applicable rate set forth in Section 4(c) hereof) until paid. Dividends paid on shares of Series A Preferred Stock in an amount less than the Full Cumulative Dividends payable on such shares shall be allocated pro rata among all such shares of Series A Preferred Stock then outstanding.

         (f) Priority. So long as any shares of the Series A Preferred Stock are outstanding, in the event (A) Full Cumulative Dividends shall not have been paid in full, (B) any amount due with respect to the Series A Preferred Stock shall not have been paid, (C) any holder of Series A Preferred Stock shall have exercised such holder's rights under Section 6(b) and the date of redemption established pursuant to Section 6(c) shall not yet have occurred, or (D) the Corporation shall have called for redemption of any Series A Preferred Stock pursuant to Section 6(a) or Section 7, as the case may be, and the date of redemption established pursuant to Section 6(a) or Section 7(c), as the case may be, shall not yet have occurred, then (i) no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or upon any other Junior Stock of the Corporation and (ii) no capital stock of the Corporation (other than the Series A Preferred Stock or Common Stock or rights therein issued pursuant to Section 6.3(d)(iii) of the Home State Holdings, Inc. 1993 Stock Option Plan as in effect on the date hereof shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation or any Subsidiary.

         5. Liquidation Rights.

         (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether from capital or surplus) shall be made to or set apart for the holders of any Common Stock or any other Junior Stock, and before any purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of any Common Stock or any other Junior Stock, each holder of shares of Series A Preferred Stock shall be entitled to receive from the assets of the Corporation, whether represented by capital, surplus, reserves or earnings, an amount per share (payable in cash) equal to the sum of (i) $1,000 plus (ii) the Full Cumulative Dividends payable with respect to each such share through and including the date of such liquidation, dissolution or winding-up of the Corporation or the date on which such share of Series A Preferred Stock is fully redeemed pursuant to Section 6 below (the sum of (i) and (ii) being the "Preferred Liquidation Value"). If the assets distributable upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to permit payment to the holders of the shares of Series A Preferred Stock of the full preferential amounts as set forth in this Section 5(a), then such assets shall be distributed ratably among the shares of Series A Preferred Stock.

         (b) Junior Stock. After payment shall have been made in full to the holders of Series A Preferred Stock as provided in this Section 5 upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock and any other Junior Stock of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed upon such liquidation, dissolution or winding up.

         (c) Notice of Liquidation. Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given (not less than thirty (30) days prior to any payment date stated therein) to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the stock register of the Corporation.

         6. Redemption.

         (a) Mandatory Redemption. The Corporation shall redeem on each of September 30, 2006, September 30, 2007, September 30, 2008, September 30, 2009 and September 30, 2010 (each, a "Mandatory Redemption Date"), the number of shares of Series A Preferred Stock that is equal to twenty percent (20%) of the total shares of Series A Preferred Stock outstanding on September 30, 2006 (or any such lesser number of shares which on any such Mandatory Redemption Date shall constitute all of the remaining outstanding shares of Series A Preferred Stock), in each case at a price per share in cash (the "Mandatory Redemption Price") equal to the Preferred Liquidation Value per share on the applicable Mandatory Redemption Date; provided, however, that if the Corporation fails to fully redeem shares of Series A Preferred Stock pursuant to this Section 6(a) on any two (2) Mandatory Redemption Dates, or if a Redemption Event of the type referred to in clause (i) of the definition thereof has occurred, the Corporation shall thereafter be required to redeem any remaining outstanding shares of Series A Preferred Stock at a price per share in cash equal to the sum of (i) $1,025 plus (ii) the Full Cumulative Dividends payable with respect to each such share through and including the date of redemption of such share (the "Premium Redemption Price").

         (b) Optional Redemption.

          (i) Upon the occurrence of any Redemption Event, each holder of a share of Series A Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem such holder's shares of Series A Preferred Stock in whole or in part at a price per share in cash (the "Optional Redemption Price") equal to the Preferred Liquidation Value per share of Series A Preferred Stock through and including the date of such redemption; provided, however, that (A) if such Redemption Event occurred on or prior to September 30, 1997, the Optional Redemption Price shall be increased by $37.50 per share of Series A Preferred Stock, (B) if such Redemption Event occurred during the period after September 30, 1997 to and including September 30, 1998, the Optional Redemption Price shall be increased by $18.75 per share of Series A Preferred Stock, and (C) if such Redemption Event occurred during the period after September 30, 1998 to and including September 30, 2010, the Optional Redemption Price shall be increased by $9.3525 per share of Series A Preferred Stock; provided further that, if a Redemption Event of the type referred to in clause (i) of the definition thereof has occurred, the Optional Redemption Price shall be an amount equal to the Premium Redemption Price.

          (ii) Such holder's option to require redemption under this Section 6(b) may be exercised by written notice to the Corporation pursuant to
     Section 6(d) hereof given at any time on or after the occurrence of any Redemption Event, but in no event after the later of (i) the ninetieth
     (90th) day after such holder receives written notice from the Corporation of such Redemption Event or (ii) the ninetieth (90th) day after the holder becomes aware of the occurrence of such Redemption Event. Promptly (and in any event within ten (10) days) after the occurrence of any Redemption Event, the Corporation shall give written notice to each holder of a share of Series A Preferred Stock notifying each such holder of the occurrence of such

     Redemption Event and informing each such holder of its right to exercise its option to require a redemption under this Section 6(b).

         (c) Payment of Redemption Price. Each payment to be made under Section 6(a) or Section 6(b) hereof shall be made in accordance with Section 10 hereof to the holder of each share of Series A Preferred Stock being redeemed upon surrender by such holder to the Corporation or its agent of the certificate representing such share of Series A Preferred Stock, duly endorsed in blank or accompanied by an appropriate form of assignment.

         (d) Notice of Redemption.

          (i) Notice of the redemption of shares of Series A Preferred Stock pursuant to Section 6(a) hereof, specifying the time and place of redemption and the price at which such shares are to be redeemed, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the stock records of the Corporation not less than ten (10) Business Days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. Such notice shall also specify the number of shares of Series A Preferred Stock of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder.

          (ii) In order to exercise its right to require a redemption under
     Section 6(b) hereof, a holder of any shares of Series A Preferred Stock requesting such redemption shall send to the Corporation a written notice demanding redemption under Section 6(b) hereof and specifying the date of such redemption (which shall not be less than five (5) days after receipt of such notice by the Corporation); provided that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed.

         (e) Failure to Redeem. In the event that on any date for redemption pursuant to Section 6(a) or Section 6(b) hereof, the Corporation, for whatever reason, is unable to, or does not, pay in full the applicable redemption price or other amounts due to any holder or holders of shares of Series A Preferred Stock (the "Redemption Default"), the Corporation shall promptly notify all holders of shares of Series A Preferred Stock of the Redemption Default (the "Non-Payment Notice").

In the event of any Redemption Default, and without releasing the Corporation from its obligations under Section 6(a) or Section 6(b) hereof, the amount, if any, paid by the Corporation shall be allocated as follows: (i) with respect to any amounts payable under Section 6(a) hereof, to all holders of shares of Series A Preferred Stock in proportion, as nearly as practicable, to the respective number of shares of Series A Preferred Stock then held by each holder, and (ii) with respect to any amounts payable under Section 6(b) hereof, to all holders of shares of Series A Preferred Stock who have sent written notices to the Corporation of their intent to exercise redemption rights under
Section 6(b) hereof within thirty (30) days following the delivery of the Non-Payment Notice by the Corporation, which allocation shall be in proportion, as nearly as practicable, to the respective number of shares of Series A Preferred Stock then held by each such holder; provided that any holders of Series A Preferred Stock which, not more than thirty (30) days prior to the delivery of the Non-Payment Notice, have delivered notice to the Corporation of their intent to exercise redemption rights under Section 6(b) hereof, shall be included in the allocation described in clause (ii) hereof.

         (f) Status of Redeemed Shares. Shares of the Series A Preferred Stock which have been redeemed pursuant to Section 6(a) or 6(b) hereof shall, after such redemption be retired, canceled and shall not thereafter be reissued as Series A Preferred Stock. All such shares shall have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

         7. Call Redemption of Series A Preferred Stock.

         (a) Call Redemption. So long as no Redemption Event or Non-Compliance Event shall have occurred and be continuing, the Corporation may, at its option, at any time on or after September 30, 2000, on one or more occasions, provided that the Corporation may legally do so at such time, elect to redeem for a cash amount per share equal to the Preferred Liquidation Value through and including the date of such redemption (the "Call Redemption Price") (i) all of the then outstanding shares of Series A Preferred Stock or (ii) a portion of the then outstanding shares of Series A Preferred Stock (but in no event, a portion representing less than twenty-five percent (25%) of the total number of Series A Preferred Shares then issued and outstanding). Such option under this Section 7(a) shall be exercised by written notice under Section 7(b) hereof to each holder of a share of Series A Preferred Stock.

         (b) Notice of Call Redemption. In order to exercise its right to require redemption under Section 7(a) hereof, the Corporation shall send to each holder of a share of Series A Preferred Stock a written notice demanding redemption under Section 7(a) hereof, which notice shall (i) specify the date of such redemption (which shall not be less than five (5) Business Days after receipt of such notice by each such holder), (ii) specify the total number of shares of Series A Preferred Stock to be redeemed (and the number of each such holder's shares to be redeemed if less than all of the shares are to be redeemed) and (iii) specify the Call Redemption Price and the place of payment; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. In case less than all the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder.

         (c) No Selective Redemption. In any such redemption by the Corporation, if all shares of Series A Preferred Stock are not being redeemed, then the number of shares of Series A Preferred Stock to be redeemed shall be allocated among all shares of Series A Preferred Stock, such that the shares of Series A Preferred Stock are redeemed from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each such holder (or in such other proportion as agreed by all such holders). Nothing in this Section 7(c) shall effect the obligation of the Corporation to redeem shares of Series A Preferred Stock in accordance with the terms of (and this Section 7 shall not apply to) Sections 6(a) through 6(d) hereof.

         (d) Status of Redeemed Shares. Shares of the Series A Preferred Stock which have been redeemed pursuant to Section 7(a) hereof shall, after such redemption be retired, canceled and shall not thereafter be reissued as Series A Preferred Stock. All such shares shall have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

         8. Exercise of Warrants.

         (a) Application of Liquidation Value to Exercise Price. Notwithstanding any other provision of this Certificate of Designations and to the extent legally permitted, any holder of Series A Preferred Stock also holding Warrants shall have the option, but not the obligation, upon any exercise of Warrants, to surrender to the Corporation for cancellation in payment of the exercise price therefor, in accordance with the terms and provisions of the Warrants, shares of Series A Preferred Stock held by such holder. Each share of Series A Preferred Stock so surrendered for cancellation shall be deemed to be the payment of $1,000 of the aggregate exercise price for the Warrants being exercised; provided, however, if at the time of such surrender, the respective shares are subject to either

(or both) of the Premium Redemption Price or the Optional Redemption Price, each share so surrendered for cancellation shall be deemed to be the payment of such Premium Redemption Price or Optional Redemption Price, as the case may be (or, the greater of the Premium Redemption Price and the Optional Redemption Price if both are applicable), and in each such case such amounts shall be applied towards payment of the aggregate exercise price for the Warrants being exercised. The surrender of shares pursuant to this Section 8(a) shall in no way extinguish or limit the obligation of the Corporation to pay (or effect the right of any holder of Series A Preferred Stock to receive) Full Cumulative Dividends through and including the date of such surrender.

         (b) Application of Unpaid Dividends to Exercise Price. Notwithstanding any other provision in this Certificate of Designations and to the extent legally permitted, any holder of Series A Preferred Stock who also holds Warrants shall have the option, but not the obligation, upon any exercise of Warrants to apply to all or a portion of the exercise price therefor, in accordance with the terms and provisions of the Warrants, all or any part of the accrued and unpaid dividends on the shares of Series A Preferred Stock held by such holder. Any such application to the exercise price of Warrants shall reduce the amount of accrued and unpaid dividends with respect to such shares of Series A Preferred Stock by the aggregate amount applied to such exercise price.

         (c) Status of Surrendered Shares. Shares of the Series A Preferred Stock which have been surrendered pursuant to Section 8(a) hereof shall, after such surrender be retired, canceled and shall not thereafter be reissued as Series A Preferred Stock. All such shares shall have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

         9. Prohibited Actions. So long as any shares of any Series A Preferred Stock remain outstanding, the Corporation shall not:

         (a) create, authorize, issue or sell (i) any class or series of capital stock ranking prior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up or (ii) any rights, options or other securities convertible, exercisable or exchangeable for or into, or having rights to purchase, any shares of capital stock described in clause (i) hereof; or

         (b) amend the Certificate of Incorporation or By-laws of the Corporation, or in any other manner alter or change the powers, rights, privileges or preferences of the Series A Preferred Stock, if such amendment or action would alter, change or affect adversely the powers, rights, privileges or preferences of the holders of the Series A Preferred Stock; or

         (c) increase the number of shares of Series A Preferred Stock authorized for issuance; or

         (d) change the size of the Board of Directors, except as permitted under the Stockholders' Agreement; or

         (e) at any time after the date hereof, issue any shares of Series A Preferred Stock, except (i) issuances specifically permitted by Section 11 of the Purchase Agreement, or (ii) issuances of share certificates upon transfers or exchanges of shares by holders (other than the Corporation) or in replacement of lost, stolen, damaged or mutilated share certificates;

(each of the actions set forth in the preceding clauses (a)-(e) of this Section 9, a "Fundamental Change").

         10. Method of Payment. Any payments to be made by the Corporation with respect to the Series A Preferred Stock shall be made, at the option of each respective holder, by certified or official bank check or by wire transfer of immediately available funds in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         11. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier services (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the holder of a share of Series A Preferred Stock, at the holder's address as it appears in the records of the Corporation or at such other address as any such holder may otherwise indicate in a written notice delivered to the Corporation or (ii) to the Corporation, at Three South Revmont Drive, Shrewsbury, New Jersey 07702 or at such other address as the Corporation may otherwise indicate in a written notice delivered to each holder of shares of Series A Preferred Stock. All such notices, requests, demands, consents and other communications shall be deemed to have been received two (2) days after so delivered, sent or deposited.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

                  [Remainder of page intentionally left blank]



         IN WITNESS WHEREOF, HOME STATE HOLDINGS, INC. has caused this Certificate of Designations to be signed by its duly authorized President and its Assistant Secretary this ____ day of June, 1997.


                                             HOME STATE HOLDINGS, INC.



                                             By
                                                --------------------------
                                                Mark Vaughn
                                                President


Attest
        -------------------------------
        Eric A. Reehl
        Assistant Secretary

              [Signature Page to the Certificate of Designations]

                           HOME STATE HOLDINGS, INC.
              Proxy--Annual Meeting of Stockholders--June 11, 1997
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)



      The undersigned stockholder of Home State Holdings, Inc. hereby constitutes and appoints Edward D. Herrick, Michael H. Monier and Mark S. Vaughn, and each and any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Home State Holdings, Inc. to be held at Sheraton Eatontown Hotel and Conference Center, Route 35 & Industrial Way East, Eatontown, New Jersey 07724 on Wednesday, June 11, 1997 at 9:00 A.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR EACH OF THE FOLLOWING PROPOSALS.

1.    Election of three Class I directors nominated by the Board of Directors.


      / / FOR all nominees listed below          / / WITHHOLD AUTHORITY
          (except as indicated to the                to vote for all nominees
          contrary below)


       Perez C. Ehrich, Eric A. Reehl and [Third Class I Director Nominee] (INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.)


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)


2. Proposal to amend the Certificate of Incorporation as described in the Proxy Statement accompanying the Notice of Annual Meeting of Stockholders.

          / / FOR                    / / AGAINST                   / / ABSTAIN

3. Proposal to ratify the selection of Coopers & Lybrand L.L.P. as the independent auditors for the fiscal year ending December 31, 1997.

          / / FOR                    / / AGAINST                   / / ABSTAIN

4. In their discretion, upon such other matters as may come properly before the meeting.
      Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.
      Receipt is acknowledged of the Notice of Annual Meeting of Stockholders, the Proxy Statement accompanying such Notice and the Annual Report to stockholders for the fiscal year ended December 31, 1996.


                                      Dated:                 , 1997

                                      -----------------------------------------
                                         Stockholder(s) signature(s)

                                      -----------------------------------------
                                         Stockholder(s) signature(s)

                                      Note: Signature(s) of Stockholder(s)
                                      should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.